UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 7, 2017

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2017, Bradley T. White, Controller and Principal Accounting Officer of PRGX Global, Inc. (the “Company”), informed the Company that he will be resigning from the Company effective August 25, 2017 to pursue another opportunity. Peter Limeri, the Company’s Chief Financial Officer and Treasurer, is expected to assume the additional roles of Controller and Principal Accounting Officer until a permanent successor for Mr. White is appointed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums Senior Vice President, Secretary and General Counsel

Dated: August 11, 2017